Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333 - 119325) of TOM Online Inc. of our report dated March 29, 2005 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong

March 29, 2005